Exhibit 10.4

“***” = CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

STATEMENT OF WORK NUMBER 9
under

FIRST AMENDED AND RESTATED
GLOBAL MASTER SERVICES AGREEMENT
by and between
DUN & BRADSTREET, INC.
and
ENSONO, LP

January 1, 2017

1.	BACKGROUND		1

	1.1	Contractual Background	1
	1.2	Goals and Objectives of this SOW	1
	1.3	Construction	2

2.	GENERAL		2

	2.1	Coordination of Documents	2
	2.2	Use of Defined Terms	2

3.	SERVICES		3

	3.1	General	3
	3.2	Location of Services	3
	3.3	Service Levels	3
	3.4	Service Level Credits	3
	3.5	Disaster Recovery	4
	3.6	Procedures Manual	4

4.	TERM AND TERMINATION		4

	4.1	Term of SOW	4
	4.2	Termination	5

5.	CHARGES		5

6.	ADDITIONAL PROVISIONS		5

	6.1	Clarification Regarding Software	5

7.	MISCELLANEOUS		5

	7.1	Entire Agreement; Amendment	5
	7.2	Notices Provision	6

8.	TERMS OF THIS SOW THAT TAKE PRECEDENCE OVER THE TERMS OF THE AGREEMENT		6

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LIST OF SCHEDULES/EXHIBITS TO THIS SOW

Schedule A	Services
Exhibit A-1	Transition Plan
Exhibit A-2	[Intentionally Omitted]
Exhibit A-3	Termination/Expiration Assistance
Exhibit A-4	[Intentionally Omitted]
Exhibit A-5	Financial Responsibility Matrix
Exhibit A-6	D&B Location Matrix
Exhibit A-7	[Intentionally Omitted]
Exhibit A-8	Reports
Exhibit A-9	Managed Public Cloud Services
Schedule B	Service Levels
Exhibit B-1	Service Levels
Exhibit B-2	Point of Customer Entry Service Levels
Exhibit B-3	Mainframe Subsystem Service Levels
Exhibit B-4	Critical Processing Jobs
Exhibit B-5	Batch and Fulfillment Jobs
Exhibit B-6	Service Request Categorization
Schedule C	Charges
Exhibit C-1	Resource Categories and Resource Units
Exhibit C-2	Resource Unit Rates
Exhibit C-3	Fixed Fee Services
Exhibit C-4	T&M Rates
Exhibit C-5	Form of Ensono Invoice
Exhibit C-6	Pass-Through Expenses
Exhibit C-7	[Intentionally Omitted]
Exhibit C-8	Standard Service Configurations
Schedule D	List of Key Ensono Positions
Schedule E	Subcontractors
Schedule F	Batch Systems Subjection to 2 Day Rule in Section 10.2
Schedule G-1	D&B Competitors
Schedule G-2	Ensono Competitors
Schedule H	List of Software
Schedule I	D&B Security & Data Protection Standards
Schedule J	Auditor NDA
Schedule K	Ensono Employment/Background Screening
Schedule L	Form of SOW
Schedule M	AWS Terms
Schedule N	Financial Thresholds
Schedule O	Transfer Regulations
Schedule P	***
Schedule Q	Ensono Use of D&B Facilities
Schedule S	Certificate of Insurance
Schedule T	12 Month Rule Charges
Schedule U	Data Transfer Agreement

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STATEMENT OF WORK #9

STATEMENT OF WORK #9 (this “SOW” or “SOW #9”) is made and effective as of January 1, 2017 (the “SOW Effective Date”), by and between DUN & BRADSTREET, INC., a Delaware corporation (“D&B”), and ENSONO, LP, a Delaware limited partnership (“Ensono”).

1.	BACKGROUND
1.1Contractual Background
(a)D&B and Acxiom Corporation (“Acxiom”) entered into an Information Technology Outsourcing Services Agreement made and executed as of July 27, 2006, which was amended, restated, and renamed by the Global Master Services Agreement, dated as of June 2, 2008, that was assigned by Acxiom to Ensono on July 21, 2015. Simultaneously with the execution and delivery of this SOW #9 D&B and Ensono have amended and restated the Global Master Services Agreement (entitling it the “First Amended and Restated Global Master Services Agreement”, as so amended and restated, and as it may be further amended and/or restated from time to time, the “Agreement”).
(b)The Agreement contemplates that the parties and their respective Affiliates may enter into statements of work that are governed by and subject to the Agreement. This is Statement of Work #9 under the Agreement. There are no other existing SOWs under the Agreement, this SOW is labeled No. 9 solely for consistency in the parties’ working relationship.
1.2Goals and Objectives of this SOW
D&B and Ensono agree upon the following background, goals and objectives for this SOW:
(a)D&B operates in a wide range of businesses across a wide geographic area. Uninterrupted high quality IT infrastructure services are mission critical to D&B’s business. Without them D&B is unable to sell its products. D&B requires a supplier that understands D&B’s business, has world class facilities, is willing to make initial and ongoing investment in transformation and technology evolution during the SOW Term (as defined in Section 4.10 of this SOW), and delivers Services with a quality of execution consistent with their criticality to D&B’s business.
(b)The parties desire to restructure certain portions of the economics of the transaction, eliminating the Annual Services Charge/ARC/RRC methodology and replacing it with a price times quantity relationship with stipulated annual minimums.
(c)D&B seeks a flexible relationship that allows D&B to:
(i)take advantage of evolving technologies;

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(ii)receive services for businesses that D&B may acquire or divest in the future; and/or
(iii)change platforms or methods of service delivery, or move operations outside the United States, if beneficial to D&B’s business needs or strategy.
(d)D&B requires a supplier that is responsive to changes, requests, and incidents in the environment; has personnel available and approachable for strategy, help, advice and discussion as desired by D&B; and facilitates cooperation, teamwork and clear governance structure between the parties and their personnel, all as defined within the scope of Services defined by the Agreement, this SOW, and Schedule A.
1.3Construction
The foregoing goals and objectives shall be governed by the provisions of Section 1.3 of the Agreement.

2.	GENERAL
2.1Coordination of Documents
(a)This SOW shall be subject to the terms of the Agreement. The terms of the Agreement are hereby incorporated into this SOW by reference, subject to Section 2.1(b) of this SOW.
(b)The provisions of this SOW shall be construed wherever possible to avoid conflict with the Agreement. Section 3.5(e) of the Agreement shall govern conflicts between the Agreement and this SOW. Any inconsistencies among this SOW, the Schedules, and the Exhibits shall be resolved in favor of the SOW, then the Schedules, then the Exhibits.
2.2Use of Defined Terms
(a)Terms used in this SOW with initial capitalization and not otherwise defined herein shall have the meaning provided in the Agreement.
(b)As used in this SOW, the following terms will have the meaning set forth below:
(i)“D&B Service Locations” shall mean the locations at which the parties agree that the Services are to be delivered to D&B, typically D&B offices.
(c)References to Schedules and Exhibits in this SOW shall be deemed to be references to the Schedules and Exhibits attached to this SOW, except where another document is specifically referenced.

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3.	SERVICES
3.3General
Ensono shall provide to D&B the services described in this SOW, including Schedule A (including its Exhibits) to this SOW (which, collectively, shall be deemed to be “Services” under the Agreement).
3.2Location of Services
The Services will be provided globally, as required to meet D&B’s needs. The list of D&B Locations at which the Services are initially to be provided is provided in Exhibit A-6. Such Exhibit may be modified through the Change Control Procedure, provided that if D&B requests that Ensono provide Services (1) in or from a new D&B Location or (2) in or from an existing D&B Location that are materially different from the Services previously provided at such D&B Location, then upon D&B’s authorization, Ensono shall provide any one-time transition and set-up functions required to implement such Services as a Project, except to the extent such one-time transition and set-up functions are covered by other applicable unit rates provided in Schedule C to this SOW. The scope and pricing for the Project will be negotiated and documented in accordance with the terms in Schedule A to the Agreement and Schedule C to this SOW.
3.3Service Levels.
Schedule B to this SOW describes the Service Levels and Critical Service Levels (and their accompanying metrics) that apply to Ensono’s performance of the Services provided under this SOW.
3.4Service Level Credits.
(a)Service Level Credits shall be calculated under SOW #9 in accordance with the terms of SOW #9 based on Ensono’s and its Affiliates’ aggregate performance under SOW #9 and SOW No. I-9.
(b)If it is determined under SOW #9 that a Service Level Credit is payable based in part on non-compliant performance of Services by Ensono UK to DBIS under SOW No. I-9, then Ensono UK and Ensono will provide their respective portion of the Service Level Credit to DBIS and D&B, as applicable, based on the percentage of monthly fees paid by DBIS and D&B, respectively or as otherwise directed by DBIS and D&B. For example, if the D&B and DBIS Charges under SOW #9 and SOW No. I-9 are $1,000 and $500, respectively, in a month and a Service Level Credit of $150 is payable in the month, Ensono would issue a $100 credit to D&B and Ensono UK would issue a credit of $50 to DBIS, unless D&B and DBIS direct Ensono and Ensono UK to allocate the credits differently. DBIS and D&B may elect whether or not to receive the Service Level Credit as provided in Section 10.2(b) of the Agreement.
(c)Ensono proposals for any New Services that would be ongoing during the Term (and Change Orders or SOWs implementing such new Services) shall

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not include assumptions or conditions excepting the proposed charges (which would become Charges pursuant to an SOW) for such proposed New Services from any ultimate At Risk Charges.
(d)SOW No. I-9 requires Ensono to invoice DBIS for Charges in Euros. If a Service Level Credit is payable under SOW #9 in a month, in order to determine the aggregate At-Risk Charges for such month, D&B will convert the Charges invoiced to DBIS in such month from Euros to USD using the exchange rate provided in the Wall Street Journal on the first day of such month. These converted Charges will then be added to the Charges under SOW #9 to determine the At-Risk Amount to be used to calculate the Service Level Credit.
(e)For example, assume the following in a month: (i) Charges under SOW #9 are $***; (ii) Charges under SOW No. I-9 are *** Euros; (iii) the FX rate is 1.2 USD:1.0 Euros on the first day of the month; and (iv) Ensono fails to meet a Critical Service Level for which D&B has allocated *** percentage points. In this example:
(A)    The At-Risk Charges for the month would be $***, calculated as follows: ***.
(B)    The Amount at Risk for the month would be $***, calculated as follows: $*** * ***.
(C)    The Service Level Credit payable would be $***, calculated as follows: $*** percentage points allocated.
(D)    Ensono UK would convert the Service Level Credit payable under SOW No. I-9 to Euros using the same FX rate applied to the Charges under SOW No. I-9 to determine the At-Risk Charges.”
3.5Disaster Recovery
Schedule A (including Exhibit A-4) to this SOW describes the Services to be provided by Ensono in supporting D&B in ameliorating the effects of a Disaster that causes a total or partial loss of the Services to be provided pursuant to this SOW, within an agreed level and within target timeliness.
3.6Procedures Manual
In accordance with Section 11.3 of the Agreement, the parties shall prepare a Procedures Manual for the Services to be provided pursuant to this SOW #9.

4.	TERM AND TERMINATION
4.1Term of SOW
The term (the “SOW Term”) of this SOW shall be the same as the Term of the Agreement.

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4.2Termination
Termination of this SOW is governed by Sections 23.1 through 23.13 of the Agreement. If a breach of this SOW by Ensono is material in the context of the Agreement as a whole then D&B may exercise the rights provided in Section 23.1 of the Agreement (Agreement Termination for Cause).

5.	CHARGES
Schedule C to this SOW describes the charges for Services to be provided pursuant to this SOW, other payments between the parties and the respective charging methodology (including payments for travel-related and other incidental expenses, and Pass-Through Expenses).

6.	ADDITIONAL PROVISIONS
6.1Clarification Regarding Software
If D&B requests Services that are New Services (as defined in Section 14.11 of the Agreement), the following shall apply in determining the Charges for such New Services:
(a)To the extent the New Services result in additional Resource Units, the Charges in Schedule C shall apply to those additional Resource Units and financial responsibility for Software relating to such additional Resource Units shall be as provided in Exhibit A-5.
(b)To the extent the New Services require Software for New Services that are not covered by the Charges in Schedule C, the parties will assign the financial responsibility for such item of Software when determining the Charges and other applicable terms for such New Services.

7.	MISCELLANEOUS
7.1Entire Agreement; Amendment
Subject to Sections 2.1(a), 2.1(b), and 8 of this SOW, this SOW (including its Schedules and Attachments), constitutes the full and entire understanding and agreement between D&B and Ensono with regard to the subject matter hereof and supersedes all prior or contemporaneous proposals, understandings, representations, conditions, and agreements, and all other communications, oral or written, between D&B and Ensono relating to such subject matter. Neither the course of dealings between the parties nor trade practices shall act to modify, vary, supplant, explain, or amend this SOW. No change, waiver, or discharge hereof shall be valid, and no other terms or conditions shall be incorporated herein or be binding upon either party, unless expressly agreed to in writing by the duly authorized representatives of the parties.

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7.2Notices Provisions
All notices under this SOW shall be delivered in the manner specified in Section 26.4 of the Agreement.

8.	TERMS OF THIS SOW THAT TAKE PRECEDENCE OVER THE TERMS OF THE AGREEMENT
In accordance with Section 3.5(e)(i) of the Agreement, to the extent any provision of this SOW (or any Schedule or Exhibit to this SOW) specifically modifies and conflicts with any provision of the Agreement, then the provision of this SOW (or any Schedule or Exhibit to this SOW) shall be, and hereby is, expressly ratified by the parties in this Section 8 and shall prevail over the conflicting term in the Agreement.
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IN WITNESS WHEREOF, the parties have each caused this SOW #9 to be signed and delivered by its duly authorized representative, effective as of the SOW Effective Date.

	ENSONO, LP		DUN & BRADSTREET, INC.
By:	/s/ PETER BASIL	By:	/s/ CURTIS BROWN
	Peter Basil		Curtis Brown
	Chief Legal Officer		Chief Content and Technology Officer

Approved, pursuant to the provisions of Section 3.5(e) of the Agreement.

D&B Global Sourcing & Procurement
		By:	/s/ KEVIN GIBLIN
Kevin Giblin

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